Exhibit 24

                               Power of Attorney


The undersigned, IQ Investment Advisers, LLC, a limited liability company duly organized under the laws of the State of Delaware, with its principal place of business at 4 World Financial Center, New York, N.Y. 10080 does hereby make, constitute and appoint Catherine Johnston, Mitchell Cox, Michael Fuccile and Lawrence Emerson as its true and lawful attorneys-in-fact to execute and file statements on Form 3, Form 4 and Form 5 and any successor form adopted by the Securities and Exchange Commission, as required under Section 16 of the Securities Exchange Act of 1934 and to take such other actions as such attorneys-in-fact may deem necessary or appropriate in connection with such filings, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall remain in effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Power Of Attorney this 13th DAY OF June, 2007.




IQ INVESTMENT ADVISORS, LLC.



By: /s/ Catherine A. Johnston
    -------------------------
Name:   Catherine A. Johnston
Title:  Chief Compliance Officer